CONTACTS:

Angus C. Morrison
Senior Vice President, CFO & Treasurer
(770) 822-4285
www.vistaeyecare.com

Janice J. Kuntz
Fleishman-Hillard, Inc.
404-659-4446


FOR IMMEDIATE RELEASE:
April 23, 1999

LAWRENCEVILLE, Georgia Vista Eyecare, Inc. (NASDAQ:VSTA) announced today that it has granted an exception under its shareholder rights plan to allow an investor group led by Campbell B. Lanier, III, a director of the Company, to make additional purchases of its common stock up to 25 percent of the total shares outstanding (inclusive of those already owned by such group). The group owns approximately 13.4 percent of the total shares outstanding according to its latest SEC filing, and the exception will allow it to exceed the 15% limit contained in the rights plan. While the group may now make such additional purchases without triggering the rights plan, the Company has no information as to whether it will make any additional purchases. The decision to grant this exception was made by the members of the Board other than Campbell B. Lanier, III and his uncle,
J. Smith Lanier, II.

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